Filed Pursuant To Rule 433

Registration No. 333-275079

February 20, 2024

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1760014867178946935

Text: Bitcoin can serve as a "non-government money medium" for "a more digital age," says Grayscale Managing Director, @LowBeta_ .

Learn more about Grayscale Bitcoin Trust ETF, go to https://etfs.grayscale.com/gbtc

Watch more from @wealth_mgmt:

https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

Link: https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

Facebook

Live Address: https://www.facebook.com/460971306029932/posts/902559701871088

Text: Bitcoin can serve as a "non-government money medium" for "a more digital age," says Grayscale Managing Director, Zach Pandl.

For more information about the Grayscale Bitcoin Trust ETF, go to https://etfs.grayscale.com/gbtc

Watch more in an exclusive webinar for financial advisors from WealthManagement.com:

https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

Link: https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

LinkedIn

Live Address: https://www.linkedin.com/feed/update/urn:li:ugcPost:7165780544641818624/

Text: Bitcoin can serve as a "non-government money medium" for "a more digital age," says Grayscale Managing Director, Zach Pandl.

For more information about the Grayscale Bitcoin Trust ETF, go to https://etfs.grayscale.com/gbtc

Watch more in an exclusive webinar for financial advisors from WealthManagement.com:

https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

Link: https://www.wealthmanagement.com/webinars/what-know-about-spot-bitcoin-etfs?partnerref=Grayscale

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.